Exhibit 5.2

Osler, Hoskin & Harcourt llp Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 416.362.2111 main 416.862.6666 facsimile

Toronto

Montréal

Calgary

Ottawa

Vancouver

New York

December 5, 2025

Emera Incorporated

5151 Terminal Road

Halifax, Nova Scotia B3J 1A1

Dear Sirs/Mesdames:

Consent regarding Registration Statement on Form F-10 for Emera Incorporated.

We have acted as Canadian counsel to Emera Incorporated (the “Registrant”) in connection with the registration statement on Form F-10 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”).

We acknowledge that we are referred to on the inside cover page and under the headings “Documents Filed as Part of the Registration Statement” and “Legal Matters” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the Act, or the rules and regulations promulgated thereunder.

Yours very truly,

“Osler, Hoskin & Harcourt LLP”